Multibillion Dollar Fund to Invest $52.7 million into Longfin Corp.

January 23, 2018 08:30 ET | Source: LongFin Corp

New York, Jan. 23, 2018 (GLOBE NEWSWIRE) -- Longfin Corp. (“Longfin” or the “Company”) (NASDAQ: LFIN) a leading global FinTech company, has announced that the Company has entered into a securities purchase agreement with a multibillion dollar fund. The institutional investor is investing $52,700,000 through convertible note instruments (the “Notes”).  A press release regarding the transaction was previously issued prior to finalization of the documentation earlier today, and the Company is confirming the transaction is proceeding on the terms indicated below.

Joseph Gunnar & Co., LLC is acting as placement agent.

Key Transaction Details

The Notes consist of (i) Series A Senior Convertible Notes in the aggregate principal amount of $10,095,941.18 and (ii) Series B Senior Secured Convertible Notes in the aggregate principal amount of $42,604,058.82. The nature of the investment will involve (i) an upfront cash payment in the amount of $5,000,000, and (ii) secured promissory notes payable by the investors to the Company in the aggregate principal amount of $42,604,058.82 (referred to below as the “Investor Notes”). Under the Investor Notes, the Investors are required to prepay the Investor Notes to the Company in two equal installments following the registration of all of the shares underlying the Investor Notes and warrants issued together with the Investor Notes.

Longfin is one of the few players in the global FinTech space in alternative finance and shadow banking, a $72 trillion industry worldwide.

“To secure funding from this large institutional investor at current market valuation will enhance the visibility and revenue growth of the company in a rapid way. We are confident in our goal of reaching a 250% revenue growth rate organically, and outnumbering our growth rate in 2017. This funding will also help Longfin in its acquisition endeavors within the Blockchain powered Smart Contracts and FinTech space across the globe,” stated Venkat S Meenavalli, Chairman and CEO of Longfin Corp.

 Closing is subject to certain closing conditions set forth in the definitive transaction documents. A Current Report on Form 8-K will be filed by the Company with the Securities and Exchange Commission shortly containing the definitive agreements regarding the transaction.  Investors are urged to review the Form 8-K for the actual details of the documents.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Statement

Certain information in this communicative statement contains “forward-looking statements” about the Company, as defined within the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”); these may not be based on historical fact, but instead relate to future events. Forward-looking statements are generally identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. Such forward-looking statements include, without limitation, statements regarding new and existing services, technologies and opportunities, statements regarding market and industry segment growth and demand and acceptance of new and existing services, any projections of sales, earnings, revenue, margins or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements regarding future economic conditions, regulatory environment or performance, any statements of belief or intention, and any statements or assumptions underlying any of the foregoing. Risk factors and other material information concerning the Company are described in the Registration statement post qualification Offering Circular (Amendment No. 9) filed with the SEC on November 3, 2017 and other Company filings, including subsequent current and periodic reports, information statements and registration statements filed with the SEC. You are cautioned to review such reports and other filings at www.sec.gov. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on the Company’s current expectations and does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

About Longfin Corp.

Longfin Corp (Nasdaq: LFIN) is a US-based, global fintech company powered by artificial intelligence (AI) and machine learning. The Company, through its wholly-owned subsidiary, Longfin Tradex Pte. Ltd, delivers FX and alternative finance solutions to importers/exporters and SME’s. Ziddu.com owned by the company is the only market place for smart contracts powered by Consensus Settlement Algorithm on ethereum blockchain. Ziddu ethereum ERC20 blockchain Token uses a technology stack in which Smart Contracts run in distributed virtual machines, which in turn run on a Consensus Settlement Algorithm (CSA) providing solutions to warehouse / international trade financing, micro-lending, FX OTC derivatives, bullion finance, and structured products. Currently the company has operations in Singapore, Dubai, New York and India.

IR Contact:

Dragon Gate Investment Partners LLC
Tel: +1(646)-801-2803
Email: lfin@dgipl.com